Exhibit 10.3

JERASH HOLDINGS (US), INC.

2018 STOCK INCENTIVE PLAN

OPTION AWARD NOTICE

Jerash Holdings (US), Inc. hereby grants to the Participant named below an Option to purchase all or any part of the Number of Shares of Common Stock covered by this Option specified below, at the Exercise Price (per share) specified below, and upon the terms and conditions set forth in the Jerash Holdings (US), Inc. 2018 Stock Incentive Plan and the Award Agreement attached hereto. Capitalized terms not otherwise defined in this Award Notice shall have the meanings set forth in the Plan.

Name of Participant:
Grant Date:
Number of Shares of Common Stock covered by this Option:
Option Type:	Nonqualified Stock Option
Exercise Price (per share):	$__________
Expiration Date:
Vesting Schedule:

By accepting this Option, the Participant acknowledges that he or she has received and read, and agrees that this Option shall be subject to, the terms of the Plan and the attached Award Agreement. The Participant acknowledges that a copy of the Plan has been delivered to the Participant. The Participant acknowledges that there may be adverse tax consequences upon exercise of the Option or disposition of the underlying shares of Common Stock, and that the Participant should consult a tax advisor prior to such exercise or disposition.

JERASH HOLDINGS (US), INC.	PARTICIPANT

By:
Name (print):
Title:
Participant’s Address (complete)

Attachments:	2018 Stock Incentive Plan
Option Award Agreement with Appendix A

jerash holdings (us), INC.

2018 STOCK INCENTIVE PLAN

OPTION AWARD AGREEMENT
(Consultant)

This Award Agreement applies to Options granted under the Jerash Holdings (US), Inc. 2018 Stock Incentive Plan that are identified as Nonqualified Stock Options and are evidenced by an action of the Committee.

Section 1.                Terms of Option. Jerash Holdings (US), Inc. has granted to the Participant an Option to purchase up to the Number of Shares of Common Stock, at the Exercise Price (per share) and upon the other terms set forth in the Award Notice and subject to the conditions set forth in the Award Notice, this Award Agreement and the Plan.

Section 2.                Non-Qualified Stock Option. The Option is not intended to be an incentive stock option under Section 422 of the Code and will be interpreted accordingly.

Section 3.                Vesting. The Option will vest in accordance with the schedule set forth in the Award Notice.

Section 4.                Exercise of Option.

(a)               Vesting and Exercisability. The Option is not exercisable as of the Grant Date. After the Grant Date, to the extent not previously exercised, and subject to termination or acceleration as provided on the Award Notice or in this Award Agreement, the Option shall vest and become exercisable to the extent it becomes vested, according to the vesting schedule set forth in the Award Notice, provided that (except as set forth in Section 5 below) the Participant continues providing services to the Company or a Subsidiary and does not experience a termination of service.

(b)               Method of Exercise. To the extent the Option vests and becomes exercisable, the Option may be exercised by the Participant in whole or in part from time to time by delivery to the Company or its designee of a written or electronic notice of exercise specifying the number of whole shares of Common Stock the Participant wishes to exercise, accompanied by payment of the Exercise Price as described in Section 4(c). Fractional shares may not be exercised. The Participant must provide the Company with any forms, documents or other information reasonably required by the Company. The Committee may exclude one or more methods for exercising an Option in countries outside the United States.

(c)               Payment of Exercise Price. The Exercise Price (per share) of the Option is set forth in the Award Notice and the Company will not issue any shares of Common Stock until the Participant pays the aggregate Exercise Price for the requested number of shares of Common Stock. The Exercise Price may be paid: (i) by cash, check or wire transfer in United States dollars; (ii) to the extent permitted by the Committee, by tendering (either actually or by attestation) shares of Common Stock already owned by the Participant; (iii) by delivery of a properly executed exercise notice directing the Company to withhold shares of Common Stock issuable pursuant to exercise of the Option with a Fair Market Value sufficient to pay the Exercise Price; (iv) if the Common Stock is publicly traded on an established securities market, then the Exercise Price may be paid, at the discretion of the Committee, by authorizing a third party to sell, on behalf of the Participant, the appropriate number of shares of Common Stock otherwise issuable to the Participant upon the exercise of the Option and to remit to the Company a sufficient portion of the sale proceeds to pay the Exercise Price for the shares of Common Stock being acquired; or (v) by such other consideration as the Committee may permit in its sole discretion. The Committee may exclude one or more methods for paying the Exercise Price in countries outside the United States.

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(d)               Issuance of Shares. Shares of Common Stock will be issued as soon as practical after exercise. Delivery of shares of Common Stock may be made by any permissible manner chosen by the Company in its sole discretion.

(e)               Compliance with Laws. Notwithstanding the above, if the Board of Directors or the Committee determines in its sole discretion that the listing, qualification or registration of the Common Stock on any securities exchange or quotation or trading system or under any applicable law (including state securities laws) or governmental regulation is necessary or desirable as a condition to the issuance of such Common Stock under the Option, the Option may not be exercised in whole or in part unless such listing, qualification, consent or approval has been unconditionally obtained. In addition, legal counsel for the Company must be satisfied at the time of exercise that issuance of shares of Common Stock upon exercise will be in compliance with the applicable United States federal, state, local and foreign laws.

(f)                No Stockholder Rights until Issuance. The Participant shall not acquire or have any rights as a stockholder of the Company by virtue of the Option, this Award Agreement or the Award Notice until certificates representing shares of Common Stock are actually issued and delivered to the Participant following the exercise of the Option.

Section 5.                Expiration of Option. Except as provided in this Section 5, the Option shall expire and cease to be exercisable as of the Expiration Date set forth in the Award Notice.

(a)               Termination of Service. If the service of the Participant terminates for any reason (other than by death) at any time, the vested portion of the Option shall be exercisable by the Participant at any time during the three months next succeeding the date of termination (but in no event later than the Expiration Date of the Option). The unvested portion of the Option shall terminate as of the date of such termination, and the vested portion of the Option that is unexercised during the three months next succeeding the date of termination shall terminate as of the end of such three-month period.

(b)               Death. Upon the death of the Participant while in the service of the Company or a Subsidiary, the vested portion of the Option shall be exercisable by his or her estate, heir, beneficiary or any person who acquires the right to exercise the Option by reason of the Participant’s death at any time during the 12 months next succeeding the date of death (but in no event later than the Expiration Date of the Option). The unvested portion of the Option shall terminate as of the date of death, and the vested portion of the Option that is unexercised during the 12 months next succeeding the date of death shall terminate as of the end of such 12-month period.

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Section 6.                Change in Control.

(a)               Effect of Change in Control on Awards. The Committee may provide for any one or more of the following:

(i)                 Accelerated Vesting. In the event of a Change in Control, the Committee may take such actions as it deems appropriate to provide for the acceleration of the exercisability, vesting and/or settlement in connection with such Change in Control of this Award or portion thereof and shares acquired pursuant thereto upon such conditions, including termination of the Participant’s service prior to, upon, or following such Change in Control, to such extent as the Committee shall determine.

(ii)              Assumption, Continuation or Substitution. In the event of a Change in Control, the surviving, continuing, successor, or purchasing corporation or other business entity or parent thereof, as the case may be (the “Acquiror”), may, without the consent of the Participant, either assume or continue the Company’s rights and obligations under this Award or portion thereof outstanding immediately prior to the Change in Control or substitute for this Award or portion thereof a substantially equivalent award with respect to the Acquiror’s stock, as applicable. For purposes of this Section 6, if so determined by the Committee, in its discretion, an Award denominated in shares of Common Stock shall be deemed assumed if, following the Change in Control, the Award confers the right to receive, subject to the terms and conditions of the Plan, this Award Agreement and the Award Notice, for each share of Common Stock subject to the Award immediately prior to the Change in Control, the consideration (whether stock, cash, other securities or property or a combination thereof) to which a holder of a share of Common Stock on the effective date of the Change in Control was entitled; provided, however, that if such consideration is not solely common stock of the Acquiror, the Committee may, with the consent of the Acquiror, provide for the consideration to be received upon the exercise or settlement of the Award, for each share of Common Stock subject to the Award, to consist solely of common stock of the Acquiror equal in fair market value to the per share consideration received by holders of Common Stock pursuant to the Change in Control. If any portion of such consideration may be received by holders of Common Stock pursuant to the Change in Control on a contingent or delayed basis, the Committee may, in its sole discretion, determine such fair market value per share as of the time of the Change in Control on the basis of the Committee’s good faith estimate of the present value of the probable future payment of such consideration. The Award or portion thereof which is neither assumed or continued by the Acquiror in connection with the Change in Control nor exercised as of the time of consummation of the Change in Control shall terminate and cease to be outstanding effective as of the time of consummation of the Change in Control.

(iii)            Cash-Out of Awards. The Committee may, in its discretion and without the consent of the Participant, determine that, upon the occurrence of a Change in Control, this Award or a portion thereof outstanding immediately prior to the Change in Control and not previously exercised shall be canceled in exchange for a payment with respect to each vested share of Common Stock (and each unvested share of Common Stock, if so determined by the Committee) subject to such canceled Award in: (A) cash, (B) stock of the Company or of a corporation or other business entity a party to the Change in Control, or (C) other property which, in any such case, shall be in an amount having a fair market value equal to the fair market value of the consideration to be paid per share of Common Stock in the Change in Control, reduced by the exercise or purchase price per share under such Award. In the case of any Option with an Exercise Price that equals or exceeds the price paid for a share of Common Stock in connection with the Change in Control, the Committee may cancel the Option without the payment of any consideration. If any portion of such consideration may be received by holders of Common Stock pursuant to the Change in Control on a contingent or delayed basis, the Committee may, in its sole discretion, determine such fair market value per share as of the time of the Change in Control on the basis of the Committee’s good faith estimate of the present value of the probable future payment of such consideration. In the event such determination is made by the Committee, the amount of such payment shall be paid to the Participant in respect of the vested portion of his or her canceled Award as soon as practicable following the date of the Change in Control and in respect of the unvested portions of his or her canceled Award in accordance with the vesting schedules applicable to such Award.

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(b)               Definitions.

(i)                 “Change in Control” means, unless such term or an equivalent term is otherwise defined with respect to this Award by the Participant’s written contract of service, the occurrence of any of the following events:

A.                any Exchange Act Person (as defined below) becomes the owner, directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities other than by virtue of a merger, consolidation or similar transaction. Notwithstanding the foregoing, a Change in Control shall not be deemed to occur (1) on account of the acquisition of securities of the Company by an investor, any affiliate thereof or any other Exchange Act Person from the Company in a transaction or series of related transactions the primary purpose of which is to obtain financing for the Company through the issuance of equity securities or (2) solely because the level of ownership held by any Exchange Act Person (the “Subject Person”) exceeds the designated percentage threshold of the outstanding voting securities as a result of a repurchase or other acquisition of voting securities by the Company reducing the number of shares outstanding, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of voting securities by the Company, and after such share acquisition, the Subject Person becomes the owner of any additional voting securities that, assuming the repurchase or other acquisition had not occurred, increases the percentage of the then outstanding voting securities owned by the Subject Person over the designated percentage threshold, then a Change in Control shall be deemed to occur;

B.                 there is consummated a merger, consolidation or similar transaction involving (directly or indirectly) the Company and, immediately after the consummation of such merger, consolidation or similar transaction, the stockholders of the Company immediately prior thereto do not own, directly or indirectly, either (1) outstanding voting securities representing more than 50% of the combined outstanding voting power of the surviving entity in such merger, consolidation or similar transaction or (2) more than 50% of the combined outstanding voting power of the parent of the surviving entity in such merger, consolidation or similar transaction, in each case in substantially the same proportions relative to each other as their ownership of the outstanding voting securities of the Company immediately prior to such transaction;

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C.                 the complete dissolution or liquidation of the Company;

D.                there is consummated a sale, lease, exclusive license or other disposition of all or substantially all of the consolidated assets of the Company and its Affiliates, other than a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its Affiliates to an entity, more than 50% of the combined voting power of the voting securities of which are owned by stockholders of the Company in substantially the same proportions relative to each other as their ownership of the outstanding voting securities of the Company immediately prior to such sale, lease, license or other disposition; or

E.                 individuals who, immediately following the Effective Date, are members of the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the members of the Board within any 24-month period; provided, however, that if the appointment or election (or nomination for election) of any new Board member was approved or recommended by a majority vote of the members of the Incumbent Board then still in office, such new member shall be considered as a member of the Incumbent Board.

(ii)              “Affiliate” means any corporation (other than the Company), limited liability company, or other business organization in an unbroken chain of entities beginning with the Company if, at the relevant time each of the entities other than the last entity in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other entities in that chain.

(iii)            “Exchange Act Person” means any natural person, entity or “group” (within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended), except that “Exchange Act Person” shall not include (A) the Company or any Affiliate of the Company, (B) any employee benefit plan of the Company or any Affiliate of the Company or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Affiliate of the Company, (C) an underwriter temporarily holding securities pursuant to an offering of such securities, (D) an entity owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company; or (E) any natural person, entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act) that, as of the Effective Date, is the owner, directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities.

Section 7.                Restrictions on Resales of Option Shares. The Company may impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any resales by the Participant or other subsequent transfers by the Participant of any shares of Common Stock issued as a result of the exercise of the Option, including without limitation (a) restrictions under an insider trading policy, (b) restrictions designed to delay and/or coordinate the timing and manner of sales by the Participant and other stockholders or optionholders, and (c) restrictions as to the use of a brokerage firm acceptable to the Company for such resales or other transfers.

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Section 8.                Non-Transferability of Option. The Option may not be sold, assigned, pledged or transferred by the Participant or made subject to attachment or similar proceedings other than by will or the laws of descent and distribution, and shall only be exercisable by the Participant during his or her lifetime. If the Participant or anyone claiming under or through the Participant attempts to violate this Section 8, such attempted violation shall be null and void and without effect.

Section 9.                Plan and Other Agreements. In addition to the Award Notice and this Award Agreement, the Option shall be subject to the terms of the Plan, which are incorporated into this Award Agreement by this reference. Any inconsistency between the Award Notice, this Award Agreement and the Plan shall be resolved in favor of the Plan. Capitalized terms not otherwise defined herein or in the Award Notice shall have the meaning set forth in the Plan. The Award Notice, this Award Agreement and the Plan constitute the entire understanding between the Participant and the Company regarding the Option. Any prior agreements, commitments or negotiations concerning the Option are superseded.

Section 10.            Limitation of Interest in Shares Subject to Option. Neither the Participant (individually or as a member of a group) nor any beneficiary or other person claiming under or through the Participant shall have any right, title, interest, or privilege in or to any shares of Common Stock allocated or reserved for the purpose of the Plan or subject to the Option subject to this Award Agreement except as to such shares of Common Stock, if any, as shall have been issued to such person upon exercise of the Option or any part of it. Nothing in the Plan, this Award Agreement, the Award Notice or any other instrument executed pursuant to the Plan shall confer upon the Participant any right to continue in the Company’s service nor limit in any way the Company’s right to terminate the Participant’s service at any time for any reason. Neither the Award of this Option nor any shares of Common Stock issuable pursuant thereto shall be considered “compensation” for purposes of any Company employee benefit plan, unless such plan expressly so provides otherwise.

Section 11.            Adjustments. To the extent provided by Section 12 of the Plan, the Committee shall make such adjustment in the Number of Shares of Common Stock covered by this Option, the Exercise Price (per share) or other terms of the Option as may be determined to be appropriate by the Committee, and such adjustments shall be final, conclusive and binding for all purposes.

Section 12.            Amendment. The terms of the Option, this Award Agreement and the Award Notice may be amended from time to time by the Committee. If the amendment will have a material adverse effect on the Participant’s rights, or result in a material increase in the Participant’s obligations, the Committee must obtain the Participant’s written consent to the amendment.

Section 13.            Clawback. Notwithstanding anything in the Plan, this Award Agreement or the Award Notice to the contrary, the Company will be entitled to the extent required by applicable law (including, without limitation, Section 10D of the Exchange Act and any regulations promulgated with respect thereto) or applicable securities exchange listing conditions, in each case as in effect from time to time, to recover from the Participant, or require the Participant to forfeit if not yet paid, the Participant’s Option and the proceeds from the exercise of the Option.

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Section 14.            General.

(a)               Severability. In the event that any provision of this Award Agreement is declared to be illegal, invalid or otherwise unenforceable by a court of competent jurisdiction, such provision shall be reformed, if possible, to the extent necessary to render it legal, valid and enforceable, or otherwise deleted, and the remainder of this Award Agreement shall not be affected except to the extent necessary to reform or delete such illegal, invalid or unenforceable provision.

(b)               Headings. The headings preceding the text of the sections hereof are inserted solely for convenience of reference, and shall not constitute a part of this Award Agreement, nor shall they affect its meaning, construction or effect.

(c)               Successors. This Award Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective permitted heirs, beneficiaries, successors and assigns.

(d)               Governing Law. The Plan, this Award Agreement and the Award Notice shall be governed, construed, interpreted and administered, to the extent not otherwise governed by the laws of the United States, solely in accordance with the laws of the State of Delaware, without regard to principles of conflicts of law.

(e)               Administration, Interpretations, Etc. All questions arising under the Plan, this Award Agreement or the Award Notice shall be decided by the Committee in its total and absolute discretion, and any action taken or decision made by the Company, the Board or the Committee arising out of or in connection with the construction, administration, interpretation or effect of any provision of the Plan, this Award Agreement or the Award Notice shall lie within its sole and absolute discretion, as the case may be, and shall be final, conclusive and binding on the Participant and all persons claiming under or through the Participant. By receipt of the Participant’s Option, the Participant and each person claiming under or through the Participant shall be conclusively deemed to have indicated acceptance and ratification of, and consent to, any action taken under the Plan, this Award Agreement or the Award Notice, by the Company, the Board or the Committee.

(f)                Correction. The Committee may rescind, without further notice to a Participant, any Option or portion thereof issued to the Participant in duplicate or in error.

(g)               Section 409A. The Option is intended to be exempt from Section 409A of the Code, and the Plan, this Award Agreement and the Award Notice shall be administered and interpreted consistent with such intent. Notwithstanding the foregoing, the Company makes no representations that the Option or the vesting and payments provided by this Award Agreement are exempt from or comply with Section 409A of the Code, and in no event shall the Company or any Subsidiary be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by a Participant on account of non-compliance with Section 409A of the Code.

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(h)               Other Options. Notwithstanding any other provision of this Agreement, the Company, in its sole discretion, may approve and grant stock options that are not governed by the provisions contained in this Agreement, which stock options shall be subject to the terms of such other agreement or writing specified by the Company as applicable thereto.

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JERASH HOLDINGS (us), INC.

2018 STOCK INCENTIVE PLAN

Option AWARD AGREEMENT
(COnsultant)

APPENDIX A
Non-US Participants

Section 1.                Applicability. This Appendix A shall apply to Participants in countries outside the United States; provided, however, Section 6 of this Appendix A only applies to Participants in the countries specified therein.

Section 2.                Participant Acknowledgements. In accepting the Option, the Participant acknowledges, understands and agrees that:

(a)               the Plan is established voluntarily by the Company, it is discretionary in nature, and may be amended, suspended or terminated by the Company at any time, to the extent permitted by the Plan;

(b)               the Participant is voluntarily participating in the Plan;

(c)               the Option and any shares of Common Stock acquired under the Plan are not intended to replace or entitle the Participant to any pension rights or compensation;

(d)               the Option and any shares of Common Stock acquired under the Plan and the income and value of same, are not part of normal or expected compensation for any purpose, including for purposes of calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments;

(e)               the future value of the shares of Common Stock underlying the Option is unknown, indeterminable, and cannot be predicted with certainty;

(f)                if the Participant exercises the Option and acquires shares of Common Stock, the value of such shares of Common Stock may increase or decrease in value, even below the Exercise Price;

(g)               no claim or entitlement to compensation or damages shall arise from forfeiture of the Option resulting from the termination of the Participant’s service relationship (for any reason whatsoever, whether or not later found to be invalid), and in consideration of the grant of the Option to which the Participant is otherwise not entitled, the Participant irrevocably agrees never to institute any claim against the Company or any Subsidiary, waives his or her ability, if any, to bring any such claim, and releases the Company and any Subsidiary from any such claim; if, notwithstanding the foregoing, any such claim is allowed by a court of competent jurisdiction, then, by participating in the Plan, the Participant shall be deemed irrevocably to have agreed not to pursue such claim and agrees to execute any and all documents necessary to request dismissal or withdrawal of such claim; and

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(h)               the Company shall not be liable for any foreign exchange rate fluctuation between the Participant’s local currency and the United States Dollar that may affect the value of the Option or of any amounts due to the Participant pursuant to the exercise of the Option or the subsequent sale of any shares of Common Stock acquired upon exercise.

Section 3.                No Public Offer.

(a)               This offer is being made to selected Consultants as part of a Consultant incentive program in order to provide an additional incentive and to encourage Consultant share ownership and to increase their interest in the success of the Company. The company offering these rights is Jerash Holdings (US), Inc. The shares which are the subject of these rights are shares in Jerash Holdings (US), Inc.

(b)               The Option is not intended to constitute a public offer in any jurisdiction, nor intended for registration or regulation in any jurisdiction outside the United States. You should therefore keep the Plan, the Award Notice, the Award Agreement and all other documents related to the Option confidential and you may not reproduce, distribute or otherwise make public the Plan, the Award Notice, the Award Agreement or any other documents related to the Option without Jerash Holdings (US), Inc.’s express written consent. If you have received any of these documents and you are not the intended recipient then please disregard and destroy them.

Section 4.                No Advice. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding the Participant’s participation in the Plan, or the Participant’s acquisition or sale of the underlying shares of Common Stock. The Participant is hereby advised to consult with his or her own personal tax, legal and financial advisors regarding his or her participation in the Plan before taking any action related to the Plan.

Section 5.                Data Privacy.

(a)               The Participant hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of his or her personal data as described on the Award Notice, set forth in this Award Agreement and the Plan and any other Option grant materials by and among, as applicable, the Company and any Subsidiary for the exclusive purpose of implementing, administering and managing the Participant’s participation in the Plan.

(b)               The Participant understands that the Company and any Subsidiary may hold certain personal information about the Participant, including, but not limited to, his or her name, home address and telephone number, date of birth, social insurance number or other identification number, compensation, nationality, any shares of stock held in the Company, details of all awards or any other entitlement to shares of stock awarded, canceled, exercised, vested, unvested or outstanding in the Participant’s favor (“Data”), for the exclusive purpose of implementing, administering and managing the Plan.

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(c)               The Participant understands that Data will be transferred to such stock plan service provider as may be selected by the Company, which may assist the Company with the implementation, administration and management of the Plan. The Participant understands that the recipients of the Data may be located in the United States or elsewhere, and that the recipient’s country may have different data privacy laws and protections than the Participant’s country. The Participant understands that if he or she resides outside the United States, he or she may request a list with the names and addresses of any potential recipients of the Data by contacting his or her local human resources representative. The Participant authorizes the Company and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purposes of implementing, administering and managing the Participant’s participation in the Plan. The Participant understands that Data will be held only as long as is necessary to implement, administer and manage his or her participation in the Plan. The Participant understands that if he or she resides outside the United States, he or she may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing his or her local human resources representative. Further, the Participant understands that he or she is providing the consents herein on a purely voluntary basis. If he or she does not consent, or if he or she later seeks to revoke his or her consent, his or her service with the Company or any Subsidiary will not be adversely affected; the only adverse consequence of refusing or withdrawing consent is that the Company would not be able to grant the Participant Options or other equity awards or administer or maintain such awards. Therefore, the Participant understands that refusing or withdrawing his or her consent may affect his or her ability to participate in the Plan. For more information on the consequences of refusal to consent or withdrawal of consent, the Participant understands that he or she may contact his or her local human resources representative.

Section 6.                Country Specific Provisions.

This Section 6 includes additional terms and conditions that govern the Option granted to a Participant under the Plan if he or she in one of the countries listed below.

This Section 6 may also include information regarding exchange controls and certain other issues of which the Participant should be aware with respect to participation in the Plan. The information is based on the securities, exchange control, and other laws in effect in the respective countries as of February 2018. Such laws are often complex and change frequently. As a result, the Company strongly recommends that Participants not rely on the information in this Section 6 as the only source of information relating to the consequences of his or her participation in the Plan because the information may be out of date at the time the Participant exercises the Option or sells shares of Common Stock acquired under the Plan.

In addition, the information contained herein is general in nature and may not apply to a Participant’s particular situation, and the Company is not in a position to assure a Participant of a particular result. Accordingly, Participants are advised to seek appropriate professional advice as to how the relevant laws in your country may apply to his or her situation.

Finally, if a Participant is a citizen or resident of a country other than the one in which he or she is currently working, transferred employment after the Option was granted or are considered a resident of another country for local law purposes, the information contained herein may not be applicable or suitable to the Participant’s particular situation as he or she may have tax liabilities across more than one jurisdiction. Further, the Company shall, in its discretion, determine to what extent the terms and conditions contained herein shall apply to a Participant in this circumstance, but the Participant should seek independent advice on how his or her tax liabilities and reporting obligations should be settled.

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Jordan

There are no country-specific provisions.

Hong Kong

Securities Law Information

Important Notice: The grant of the Option under the terms of the Plan, the Award Notice and the Award Agreement, including this Appendix A, and the issuance of shares of Common Stock upon exercise of the Option do not constitute a public offering of securities, they are available only to certain employees of the Company, and the rights under the Option may not be transferred to a third party in Hong Kong.

Please be aware that the contents of the Plan, the Award Notice and the Award Agreement, including this Appendix A, have not been reviewed by or filed with any regulatory authority in Hong Kong. Participants are advised to exercise caution in relation to the right to acquire shares of Common Stock at vesting of the Option, or otherwise, under the Plan. If a Participant is in any doubt about any of the contents of the Plan, the Award Notice or the Award Agreement, including this Appendix A, the Participant should obtain independent professional advice.

Sale of Shares

By accepting the Option, a Participant acknowledges that in the event that the Option vests, is exercised and shares of Common Stock are issued to him or her within six months of the Grant Date, there may be adverse tax consequences to the Participant if he or she disposes of any shares of Common Stock acquired prior to the six-month anniversary of the Grant Date.

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